UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report – May 18, 2011

(Date of earliest event reported)

QEP RESOURCES, INC.

(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	000-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 500, Denver, Colorado 80265

(Address of principal executive offices)

Registrant’s telephone number, including area code 303-672-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on May 18, 2011, the date of the Company’s Annual Meeting, James A. Harmon retired from his role as a director in compliance with the Company’s policy that requires a director to retire at the age of 75. His term also ended at this meeting.

Mr. David A. Trice was elected to the Board by a vote of the shareholders as indicated below.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 18, 2011. At the meeting shareholders voted on the election of three directors to serve on the board and on several proposals:

Voting results on the election of two directors to hold office until the annual meeting in 2014 were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Keith O. Rattie	110,253,740	26,799,892	14,617,402
David A. Trice	131,756,562	5,297,070	14,617,402

Voting results on a proposal to ratify the selection of Ernst & Young as the Company’s independent auditor were as follows:

Votes For	Votes Against	Abstentions
146,783,064	992,182	169,592

Results of an advisory vote to ratify the Company’s executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
88,797,954	47,528,749	726,929	14,617,402

Results of an advisory vote regarding the frequency of future executive compensation votes were as follows:

Annual	Biennial	Triennial	Abstentions	Broker Non-Votes
108,270,131	1,739,349	19,154,000	3,082,190	19,425,364

Results of a vote to allow the transaction of such business as may properly come before the meeting:

Votes For	Votes Against	Abstentions
47,440,415	102,458,814	1,771,801

Because shareholders endorsed an annual say-on-pay vote, an advisory vote on executive compensation will be included in the 2012 proxy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QEP Resources, Inc. (Registrant)
May 19, 2011

/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and
Chief Financial Officer